Exhibit 10.108

LEASE EXTENSION AGREEMENT #1

381 N. Krome Avenue, #108

THIS AGREEMENT made and entered into this 10th day of May, 2023, by and between LJR PARTNERS, LLC, a Florida limited liability company (“Landlord”), and LA ROSA REALTY, LLC (“Tenant”).

W I T N E S S E T H:

WHEREAS, the parties entered into a Lease Agreement on or about May 28, 2021 (“Lease”) and Tenant has requested a one year extension which the Landlord has consented to; and

WHEREAS, the parties are in agreement that the Lease Agreement is for the property located at 377 - 381 N. Krome Avenue, Suite 108, Homestead, Florida.

NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties each intending to be legally bound hereby do agree as follows, to-wit:

1.          That the recitations set forth above are true and correct and incorporated herein by reference.

2.          That the Lease Agreement shall continue in full force and effect ending on the 31st day of May, 2024, at such time Tenant shall surrender the demised premises to the Landlord.

3.          Effective June 1, 2023, the monthly Rent shall be $1,144.92, plus applicable sales tax.

4.          All other terms and conditions shall remain the same and shall be enforceable by and between the parties.

IN WITNESS WHEREOF, the parties have executed this First Lease Extension Agreement on the date as indicated below. Signed, sealed and delivered in multiple copies, each to be considered an original hereof.

LANDLORD:

LJR PARTNERS, LLC,
a Florida limited liability company

By:	/s/ Jeffrey Kluger	Date:	5/11/23
Jeffrey Kluger, President

TENANT:

LA ROSA REALTY, LLC,
a Florida limited liability company

By:	/s/ Joseph (Joe)	Date:	5/10/2023
Joseph (Joe) La Rosa, Authorized Member